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                         [LETTERHEAD OF BINGHAM DANA]

                                                                October 13, 1998


Nuveen Investment Trust IV
333 West Wacker Drive
Chicago, Illinois 60606-1286

Bell, Boyd of Lloyd
Three First National Plaza
70 West Madison Street
Suite 3300
Chicago, Illinois 60606-4207



     Re:  Registration Statement on Form N-1A under the Securities Act of 1933

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Nuveen Investment Trust IV (the "Fund") on behalf of its series Nuveen Dividend and Growth Fund in connection with the Fund's Registration Statement on Form N-1A to be filed on or about October 13, 1998 with respect to certain of its Class A Common Shares, par value $.01 per share (the "Class A Shares"), Class B Common Shares, par value $.01 per share (the "Class B Shares"), Class C Common Shares, par value $.01 per share (the "Class C Shares") and Class R Common Shares, par value $.01 per share (the "Class R Shares", such Class A Shares, Class B Shares, Class C Shares and Class R Shares referred to collectively herein as the "Shares"). You have requested that we deliver this opinion to you in connection with the Fund's filing of such Registration Statement.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;
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BINGHAM DANA
     Nuveen Investment Trust IV
     Bell, Boyd & Lloyd
     October 13, 1998
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          (b)  a copy, as filed with the Secretary of the Commonwealth of
     Massachusetts on September 10, 1998, of the Fund's Declaration of Trust dated August 20, 1998;

          (c) a copy of the Fund's Certificate for the Establishment and Designation of Classes designating the Class A Shares, Class B Shares, Class C Shares and Class R Shares, as executed by the Trustees of the Fund and filed with Secretary of the Commonwealth of Massachusetts (the "Designation of Classes");

          (d) a copy of the Fund's Certificate for the Establishment and Designation of Series designating Nuveen Dividend and Growth Fund, as executed by the Trustees of the Fund and filed with the Secretary of the Commonwealth of Massachusetts (the "Designation of Series");

          (e) a Certificate executed by an appropriate officer of the Fund, certifying as to, and attaching copies of, the Fund's Declaration of Trust, Designation of Classes, Designation of Series, By-Laws, and certain resolutions adopted by the Trustees of the Fund;

          (f) a printer's proof dated as of October 7, 1998 of the Registration Statement.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (f) above.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such

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[LETTERHEAD OF BINGHAM DANA]

Nuveen Investment Trust IV
Bell, Boyd & Lloyd
October 13, 1998
Page 3


Commonwealth, except that we express no opinion as to any Massachusetts securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Fund is duly organized and existing under the Fund's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Fund's Declaration of Trust, Designation of Classes, Designation of Series and By-Laws and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

     We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,


                                            /s/ Bingham Dana LLP
                                            BINGHAM DANA LLP